UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 18, 2008

The Children’s Internet, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-29611	20-1290331
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 Ryan Industrial Ct., Suite 9
San Ramon, CA 94583
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 743-9420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 18, 2008, The Children’s Internet, Inc. (“TCI”) entered into Amendment No. 4 (the “Amendment”) to the Definitive Stock Purchase Agreement (the “DSPA”) between Shadrack Films, Inc. (“Shadrack”), The Children’s Internet Holding Company, LLC (“TCI Holding”), Richard J. Lewis III, and Sholeh Hamedani, as theretofore amended. Under the Amendment, the date upon which the parties are permitted to terminate the DSPA if the closing of the DSPA has not occurred was extended from March 15, 2008 to March 31, 2008. Each party also waived any right to terminate the DSPA that may have arisen due to the lapsing of the March 15, 2008 termination date prior to the effective date of the Amendment. A copy of the Amendment is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

1.1
Amendment No. 4 to the Definitive Stock Purchase Agreement dated March 18, 2008 by and among The Children’s Internet, Inc., Shadrack Films, Inc., The Children’s Internet Holding Company, LLC, Richard Lewis, and Sholeh Hamedani.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2008

THE CHILDREN’S INTERNET, INC.

By:	/s/ Richard J. Lewis III
Richard J. Lewis III
Acting Chief Executive Officer Acting Chief Financial Officer